UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 13, 2006

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02: Termination of a Material Definitive Agreement.

On October 13, 2006, Sycamore Networks Real Estate, LLC, a wholly owned subsidiary of Sycamore Networks, Inc. (“Sycamore”) and the Gutierrez Company, a Delaware corporation located in Burlington, Massachusetts (the “Buyer”), terminated the Purchase and Sale Agreement entered into between the parties on March 31, 2006, in accordance with its terms. Under the agreement, Sycamore was to convey a certain parcel of undeveloped land located at 50 Westford Road, Tyngsboro, MA to the Buyer, subject to the completion of certain inspections by the Buyer and other closing conditions. The Buyer terminated the Agreement based on the inability to satisfy certain conditions set forth therein. Sycamore did not incur any early termination penalties in connection with the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer
Vice President, Finance and Administration,
Secretary and Treasurer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

Dated: October 20, 2006